PROMISSORY NOTE

US $10,800,000.00                                                                                                                     San Diego, California

February 27, 2013

FOR VALUE RECEIVED, the undersigned, NetREIT National City Partners, LP, a California limited partnership ("Borrower"), promises to pay to the order of Western-Southern Life Assurance Company, an Ohio corporation, ("Lender") at its Home Office located at 400 Broadway, Cincinnati, Ohio 45202 or at such other place as Lender may from time to time designate in writing, the principal sum of Ten Million Eight Hundred Thousand and No 100 Dollars ($10,800,000.00) (the “Loan”), together with interest on the unpaid principal balance from time to time outstanding in accordance with the provisions of this Promissory Note (the “Note”).

1.	INTEREST RATE.

1.1.	Fixed Rate. The unpaid principal balance under the Loan shall bear interest at the rate (the "Contract Rate”) of four and three-quarters percent (4.75%) per annum.

1.2
Calculation of Interest.  All interest payable under this Note shall be paid in arrears and shall be calculated on the basis of a 360-day year, 30-day month, except that first and last month shall be calculated by the actual number of days principal is outstanding.  Under no circumstances shall the interest, fees, and charges collected or to be collected under this Note exceed the maximum, if any, permitted by applicable law.  If any such law is interpreted so that said interest, fees, and/or charges would exceed any such maximum, and Borrower is entitled to the benefit of such law, then:

(i)	such interest, fees, and/or charges shall be reduced by the amount necessary to reduce the same to the permitted maximum; and

(ii)
any sums already collected from Borrower that exceed the permitted maximum will be refunded.  Lender may choose to make any refund either by treating the payments, to the extent of the excess, as prepayment of principal or by making a direct payment to Borrower.  No prepayment premium shall be assessed on prepayments under this subsection.  The provisions of this subsection shall control over any inconsistent provision of this Note or any other Loan Documents (as defined in Section 6 below).

2.	MANNER OF PAYMENT. Principal and interest shall be payable in installments as follows:

2.1
A payment of all interest to accrue hereon from the date of initial funding of this Note to and including March 4, 2013 shall be due and payable on the Closing Date.  For the purposes of this Note, the “Closing Date” shall be the date the Loan proceeds are disbursed to escrow.

2.2
Commencing April 5, 2013 and on the fifth (5th) day of each succeeding month throughout the term of this Note, Borrower shall make level monthly payments of principal and interest of Sixty-One Thousand, Five Hundred Seventy-Two and 68/100 Dollars ($61,572.68).

2.3
The entire unpaid principal balance on this Note, together with all accrued but unpaid interest and all other sums due under this Note and under any document securing this Note (collectively, the "Indebtedness") shall be due and payable on the Maturity Date.  The "Maturity Date" shall be March 5, 2020 (the “Scheduled Maturity Date”), if not sooner paid, or the date of any earlier acceleration of the Indebtedness.

TIME IS OF THE ESSENCE IN THE PAYMENT OF ALL SUMS DUE UNDER THIS NOTE.

3.
APPLICATION OF PAYMENTS.  All payments received from, or on behalf of, Borrower shall be applied in the following order: (i) to any advancements of, or funds established for, payment of any insurance costs or premiums, taxes, assessments, or other advances or to any unpaid charges or fees as provided for in this Note or any other “Loan Documents” (as defined in Section 6 below), together with interest thereon at the “Default Rate” (as defined herein); (ii) any late charges as set forth in this Note; (iii) to any prepayment premiums payable pursuant to this Note; (iv) to interest on the unpaid principal balance of this Note; and then (v) to the unpaid principal balance of this Note. Borrower hereby waives any rights and benefits that may arise under or by virtue of California Civil Code Section 2822(a).  Without limitation of the foregoing, in the event of any partial payment hereunder, Lender shall have the sole right and authority to determine which portion of the Indebtedness any such partial payment made by Borrower and received by Lender hereunder may be applied against, if any; provided, however, that, nothing in the foregoing shall impose upon Lender any duty or obligation to accept or apply any partial payment received by Lender hereunder or under the “Deed of Trust” (as defined in Section 6 below).

4.
LATE CHARGES; DEFAULT INTEREST RATE.  Borrower recognizes that a default by Borrower in making the payments agreed to be paid under this Note and pursuant to the Deed of Trust when due, including any agreed Lender charges or fees, shall result in Lender incurring additional expense in servicing the Loan, in loss to Lender of the use of the money due, and in frustration to Lender in meeting its loan commitments.  Borrower therefore agrees as follows:

4.1
Borrower shall pay, on demand, an amount equal to five percent (5%) of each delinquent sum (the "Late Payment Charge") if any monthly installment or other payment is not paid by the date when such payment is due.  An additional sum of five percent (5%) of any delinquent sum shall be charged for each successive month that the monthly installment or other payment remains past due and shall be incurred on the fifth (5th) day of each month without a daily pro rata adjustment for payment made after the fifth (5th) day of the month.  Acceptance of such late charge by Lender shall not constitute a waiver of the default with respect to the overdue amount and shall not prevent Lender from exercising any other rights and remedies available to it.  Upon maturity, whether by acceleration, demand or otherwise, and at the Lender's option upon the occurrence and continuation of any Event of Default (as defined in paragraph 8 below), the Late Payment Charge shall not thereafter continue to apply; provided, however, that in either such event, the Loan shall bear interest at the Default Rate as set forth below.

4.2
Upon the occurrence of an “Event of Default” (as defined in Section 8 below) (including failure to pay the outstanding principal balance hereof upon the Maturity Date), the Loan shall bear interest thereafter until paid in full at a default rate equal to the lesser of (i) the highest rate of interest allowable under the laws of the state where the Property is located or (ii) the Contract Rate plus five (5) percentage points per annum (the “Default Rate”).  The Default Rate shall continue to apply whether or not judgment shall be entered on the Note.

4.3
Borrower agrees that both the Late Payment Charge and the Default Rate are imposed as liquidated damages for the purpose of defraying the Lender’s expenses incident to the handling of delinquent payments or other defaults under the terms of this Note and any other Loan Documents and that such charges are in addition to, and not in lieu of, the Lender’s exercise of any rights and remedies under this Note, under any other Loan Documents, or under applicable law and any reasonable fees and expenses of any agents or attorneys that the Lender may employ.  Borrower further acknowledges that the Late Payment Charge and Default Rate hereunder represent the reasonable estimate of those damages which would be incurred by Lender, and a fair return to Lender for the loss of the use of the funds not timely received from Borrower on account of a default by Borrower as herein specified, established by Borrower and Lender through good faith consideration of the facts and circumstances surrounding the transaction contemplated under this Note as of the date hereof. In addition, the Default Rate reflects the increased credit risk to the Lender of carrying a loan that is in default.  Borrower and Lender agree that such Late Payment Charge and Default Rate represent a fair and reasonable and proportionate estimate of the anticipated and actual losses Lender will incur by reason of such late payment and default, and that the actual harm incurred by Lender cannot be estimated with certainty and without difficulty.

5.
PREPAYMENTS.  Borrower shall not have the privilege to prepay, and Lender shall not have an obligation to accept tendered prepayments of, the whole or any portion of the Loan, except as expressly stated below.

5.1
Upon not less than thirty (30) days prior written notice to Lender, Borrower shall have the privilege to fully prepay the Indebtedness, provided that Borrower simultaneously pays to Lender a premium (the “Prepayment Premium”) equal to the greater of:

(a)
the sum of (i) the present value of the scheduled monthly payments on this Note from the date of prepayment to the Scheduled Maturity Date and (ii) the present value of the amount of principal and interest due on the Scheduled Maturity Date of this Note (assuming all scheduled monthly payments due prior to the Scheduled Maturity Date were made when due); minus (iii) the outstanding principal balance of this Note as of the date of prepayment.  The present values described in (i) and (ii) are to be computed on a monthly basis as of the date of prepayment, discounted at the yield to maturity of the U.S. Treasury Note or Bond that is closest in maturity with a price closest to 100 to the Scheduled Maturity Date of this Note, as reported in The Wall Street Journal, absent manifest error, on the fifth (5th) business day preceding the date of prepayment; or

(b)	one percent (1%) of the outstanding principal balance of this Note as of the date of prepayment.

5.2
In the event that (i) Lender exercises its right to accelerate the Maturity Date following an Event of Default by Borrower in any of the terms of this Note or any other Loan Documents, or (ii) payment is tendered of the full amount due at any time prior to a foreclosure sale or other similar proceeding, either by Borrower, its successors, or assigns or by anyone on its behalf, it shall be deemed by the Lender that such events shall constitute an evasion of the Prepayment Premium and to be a voluntary prepayment; therefore, to the extent permitted by applicable law, such prepayment shall include the premium required to be paid under Section 5.1 above.

5.3
Notwithstanding Sections 5.1 and 5.2 above, (a) Borrower shall have the privilege, after providing thirty (30) days advance written notice, to prepay this Note in full, without any prepayment premium, at any time during the ninety (90)-day period immediately preceding the Scheduled Maturity Date, and (b) no Prepayment Premium shall be due and payable in the event Lender elects to apply any insurance proceeds or condemnation awards payable with respect to the “Property” (defined in Section 6 below) to the Indebtedness in accordance with the terms of the Deed of Trust.

5.4
The prepayment premium required by this Section 5 is acknowledged by Borrower to be partial compensation to Lender for the cost of reinvesting the Loan proceeds and for the loss of the contracted rate of return on the Loan.  Furthermore, Borrower acknowledges that the loss that may be sustained by Lender as a result of such a prepayment by Borrower is not susceptible of precise calculation and the prepayment premium represents the good faith effort of Borrower and Lender to compensate Lender for such loss.  By initialing this provision where indicated below, Borrower waives any rights it may have under California Civil Code Section 2954.10, or any successor statute, and Borrower confirms that Lender's agreement to make the Loan at the interest rate(s) and on the other terms set forth herein constitutes adequate and valuable consideration, given individual weight by Borrower, for the prepayment provisions set forth in this section.

_______________

Borrower’s Initials

5.5
Except as provided in this paragraph, no partial prepayments shall be permitted except with the prior written consent of Lender, which may be withheld in Lender’s sole discretion.  In the event that a partial prepayment is permitted by Lender in writing, the Prepayment Premium shall be pro rated based on the amount of the principal prepaid.

6.
SECURITY.  This Note is given for the Loan in the above amount and is secured by the Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing in favor of Lender and dated as of the same date as this Note (the "Deed of Trust"), which Deed of Trust is a first lien on certain real and personal property located in San Diego County, California and more fully described in the Deed of Trust (the "Property").  The Deed of Trust, this Note, and all other documents executed in connection with the Loan are hereinafter collectively referred to as the “Loan Documents.”  Borrower hereby agrees to perform and comply with each of the terms, covenants and provisions contained in this Note and in all other Loan Documents, all such terms, covenants and provisions being hereby made a part of this Note to the same extent and with the same force and effect as if fully set forth in this Note.  The term “Property” shall mean both the real and personal property that is encumbered by the Deed of Trust.

7.
DISBURSEMENTS.  Funds representing the proceeds of the Loan and evidenced by this Note that are disbursed by wire transfer, or other delivery to Borrower, to escrows, or otherwise delivered for the benefit of Borrower shall, for all purposes, be deemed outstanding under this Note and to have been received by Borrower as of the date of such wire transfer or other delivery, and interest shall accrue and be payable upon such funds from and after the date of such wire transfer or delivery and until repaid to Lender, notwithstanding the fact that such funds may not, at any time, have been received or remitted by such escrows to Borrower.

8.	DEFAULT. The occurrence of any of the following events shall be deemed an “Event of Default” under this Note: an Event of Default has occurred as defined in the Deed of Trust.

9.
REMEDIES.  Upon the occurrence of an Event of Default and the expiration of any applicable cure period, if any, then (i) the entire Indebtedness shall immediately become due and payable without further notice (which is hereby expressly waived by Borrower), at the option of Lender, and (ii) Lender may exercise any rights or remedies available to it under this Note and the Loan Documents and at law or in equity.  The remedies of the Lender as provided in this Note and the Loan Documents shall be cumulative and concurrent and may be pursued singly, successively, or together against Borrower, the Property, any guarantor or indemnitor of this Note, and/or any other security at the sole discretion of the Lender.  Time is of the essence.

Borrower hereby agrees to pay all costs and expenses of collection when incurred (which costs and expenses may be added to the principal balance due under this Note and be receivable therewith), including reasonable attorneys' fees and costs.  Such attorneys’ fees and costs shall include, but not be limited to, the reasonable fees and costs incurred in all matters of collection and enforcement, construction, protection, and interpretation before and after suit, trial, proceedings and appeals, as well as appearance in and connected with any bankruptcy proceedings or creditors' reorganization or arrangement proceedings.

10.
LIMITATION OF LIABILITY.  Except as otherwise provided herein and in the Loan Documents, in the event Lender should take action at any time to enforce the collection of the Loan, Lender may exercise any remedy it may have against the Property, including without limitation, foreclosing on the Deed of Trust.

10.1
If Lender elects to foreclose the Deed of Trust, and, as a result of the foreclosure and sale of the Property, a lesser sum is realized from the sale of the Property than the amount due and owing on the Indebtedness, Lender shall not seek or obtain any deficiency or other money judgment against Borrower, it being understood and agreed that Borrower and all partners, members, stockholders, or holders of beneficial interests in Borrower shall have no personal liability for the payment of the Indebtedness, and the Indebtedness shall be considered nonrecourse to Borrower, its partners, members, stockholders, or holders of beneficial interests, except as provided in Section 10.2 below and in that certain Environmental Indemnity Agreement of Borrower to Lender of even date herewith and that certain Limited Recourse Guaranty (Carveouts) of even date herewith by NetREIT, Inc., a Maryland corporation, in favor of Lender.

10.2
The foregoing provisions of Section 10.1 notwithstanding, Lender shall have full recourse against Borrower and any guarantors, if any, and the same shall be personally liable, jointly and severally (and Lender shall not be restricted from obtaining any monetary or other judgment against such persons and entities) pursuant to the terms and conditions of that certain Environmental Indemnity Agreement by Borrower dated as of even date herewith, and Lender shall have full recourse against Borrower and guarantors, if any, and the same shall be personally liable, jointly and severally (and Lender shall not be restricted from obtaining any monetary or other judgment against such persons and entities) to the extent of any loss, cost (including reasonable attorney’s fees) or liability (collectively, the "Recourse Obligations") suffered by Lender as a result of: (1) the Borrower misapplying, or failing to remit to Lender, any condemnation awards, casualty proceeds, or security deposits attributable to the Property; (2) any act of fraud or breach of any representation or warranty of the Borrower or any partner, member or stockholder of the Borrower (or holder of a beneficial interest therein), whether direct or indirect), legal or beneficial or an affiliated management or leasing company contained in the Loan Documents or any other agreement, certificate, or instrument delivered pursuant to or in connection with the Loan Documents; (3) the Borrower collecting rents more than one (1) month in advance, or the failure after the occurrence and during the continuance of an Event of Default to apply the rents toward the normal and necessary operating expenses of the Property, the curing of any default, or in the manner and for the purposes provided in the Deed of Trust or in any other Loan Documents; (4) the presence, release, threatened release, treatment or removal of any "Hazardous Materials" (as defined in the Deed of Trust) (including asbestos), or any underground or other storage tanks at the Property; (5) the violation of applicable environmental laws relating to Hazardous Materials or underground storage tanks, and any lien against any portion of the Property permitted or imposed by any environmental law; (6) any diminution in value of the Property or other collateral or security for the Loan, arising from the waste (whether intentional/active or permissive/passive) of the Borrower; (7) any casualty or loss that was self insured or under-insured or any deductible amount under any insurance policy relating to the Property, including, without limitation, those relating to terrorism and/or mold coverage; (8) the failure by Borrower to insure the Property as required under the terms of the Deed of Trust (or any other Loan Documents), including, without limitation, the failure to provide terrorism and/or mold coverage; (9) the failure by Borrower to pay any taxes or assessments on the Property; or (10) the filing of any bankruptcy or other reorganization proceeding by Borrower

10.3
The foregoing limitation on personal liability is not intended and shall not be deemed to constitute a forgiveness of the Indebtedness or a release of the obligation to repay said Indebtedness according to the terms and provisions hereof, but shall operate solely to limit the remedies otherwise available to the holder hereof for the enforcement and collection of such Indebtedness.

10.4
Notwithstanding the foregoing provisions of Section 10.1, Lender's agreement that this Loan shall be non-recourse as provided in Section 10.1 shall be null and void, and the Loan shall be fully recourse, in the event of a default under Section 2.2.26 or Section 3.1.1.8 of the Deed of Trust.

11.
WAIVER; NO RELEASE.  Borrower, any endorsers, sureties, guarantors, successors in interest, and all others who may become liable for all or any part of this obligation (i) severally waive presentment and demand for payment, protest, notice of protest, demand and dishonor, and nonpayment of this Note, (ii) expressly agree that the Maturity Date of this Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of each, and (iii) agree that the Lender hereof may release all or any part of the Property or any other collateral securing the Indebtedness on the payment hereof or release any party liable for this obligation, and such extension or release may be made without notice to any of such parties and without discharging the liability of any such party.  Borrower also waives, to the extent applicable, all defenses based upon suretyship or impairment of collateral.  It is further agreed that no alteration, amendment or waiver of any provision of this Note or any of the Loan Documents made by agreement between Lender and any other person or party shall release, discharge, modify, change or affect the liability of Borrower under this Note of the Loan Documents.  The right to plead any and all statutes of limitation as a defense to any demand on this Note, or any agreement to pay the same, or any demand secured by the Loan Documents, or any and all obligations and liabilities arising out of or in connection with this Note or in the Loan Documents, is expressly waived by Borrower and endorsers to the fullest extent permitted by law.  No delay or omission on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or any other remedy under this Note.  A waiver on any one occasion shall not be construed as a bar to or waiver of such right or remedy on a future occasion.

12.
CONTROLLING LAW.  This Note will be interpreted under, and the rights and liabilities of the Lender and Borrower determined in accordance with, the laws of the state in which the Property is located, excluding its conflict of laws rules.  Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in such state; provided, however, that nothing contained in this Note will prevent the Lender from bringing any action, enforcing any award or judgment, or exercising any rights against Borrower individually, against any security, or against any property of Borrower within any other county, state or other foreign or domestic jurisdiction. Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Lender and Borrower.  Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

13.
COMPLIANCE WITH LAWS; SEVERABILITY. If, under any circumstances whatsoever, the fulfillment of any provision of this Note conflicts with the mandatory requirements or prohibitions prescribed by any applicable statute or other applicable law with regard to obligations of like character or amount, then, to the fullest extent possible, this Note shall be construed so as to give effect to the intent manifested by any provision held to be invalid, illegal, unenforceable, or otherwise contrary to law.  If any provision of this Note is found to be invalid or unenforceable by a court, all other provisions of this Note will remain in full force and effect.

14.
WAIVER OF JURY TRIAL.  BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY OTHER LOAN DOCUMENTS, OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS.  BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

15.	NOTICES. All notices provided for or required by this Note shall be given as provided in the Deed of Trust.

16.	CAPTIONS. The captions and headings of the Sections of this Note are for reference only and are not to be used to interpret or define the provisions hereof.

Borrower acknowledges that it has read and understood all the provisions of this Note, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

[signature on next page]

IN WITNESS WHEREOF, Borrower has executed this Note as of the day and year first above written.

BORROWER:

NETREIT NATIONAL CITY PARTNERS, LP,
a California limited partnership

By:           NetREIT, Inc.,
a Maryland corporation,
its general partner

By:           ___________________________
Name:                      ___________________________
Title:           ___________________________